EXHIBIT 10.56
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                  SETTLEMENT, RELEASE, AND SEVERANCE AGREEMENT

            This Settlement, Release and Severance Agreement (hereinafter "Agreement") is made and entered into by and between DAVID WILLIS hereinafter referred to as the "Releasor" or "Employee" and Extended Systems Incorporated, a corporation, and its officers, principals, agents, employees, directors, representatives, insurers, and all other persons or entities acting for, by or through any of them (individually and/or collectively referred to herein as the "Releasees").

A. Whereas, the Releasor's date of hire with Extended Systems Incorporated (the "Company") was October 27, 2003;

B. Whereas, the Releasor's active employment with the Company was terminated on September 7, 2004;

C. Whereas, Releasor has agreed to be paid $8,000 to continue to support the Novell contract negotiations through September 30, 2004;

D. Whereas, Releasor's employment with the Company will terminate effective September 7, 2004 ("Termination Date");

E. Whereas, the Company has agreed to pay $21,476 for commissions earned through September 30, 2004 per the FYO4 Commission Plan.

F. Whereas, the Company has agreed to pay, upon the effective date of this Agreement, the following severance (less applicable withholdings) in exchange and as consideration for Releasor's execution of this Agreement:

     1.   THREE (3) MONTHS OF BASE SALARY ($32,500);

     2.   $27,750 of variable compensation;

     3.   $3,000 in lieu of fringe benefits;

     4.   All expenses have been reimbursed to the Company from the Employee

Now therefore, in consideration of the agreements and covenants contained in this Settlement, Release, and Indemnity Agreement, it is hereby understood and agreed by and between the parties hereto as follows:

1. That in consideration for the severance payment in the amount described in Paragraph F above, the Releasor, on his behalf and on behalf of his heirs, spouse and assigns, does hereby release, acquit, and forever discharge the Releasees, individually and collectively, of and from any and all claims, actions, causes of actions, demands, rights, damages, costs, expenses, and compensation whatsoever, known or unknown, which the Releasor now has or may hereafter acquire, arising out of or in any way connected with, resulting from or in any way arising out of Releasor's employment with Releasee or the termination thereof.

2. This release applies to all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, claims under the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, and/or any other federal, state, or local laws, including without limitation laws prohibiting discrimination in employment, claims arising out of any legal restrictions on the Company's right to terminate employees, tort claims, contract claims, claims for wages or any other statutory or common law claims which Releasor now has, owns or holds, or claims to have owned or held, or which Releasor at any time hereinafter may have owned or held or claimed to have owned or held against the Company. Releasor acknowledges that he has been paid all compensation, including accrued vacation leave to which he is entitled. Further, Releasor shall not accrue any benefits subsequent to September 7, 2004.

     In compliance with the Older Workers Benefit Protection Act of 1990, by this Agreement, Releasor has been advised of the following legal requirements of this Act which are incorporated herein by reference:

     1. This Agreement is written in laymen's terms, Releasor understands and comprehends its terms and Releasor is voluntarily and knowingly agreeing to its terms;

     2. Employee has been advised in writing to consult an attorney prior to executing this Agreement, and has had the benefit of an attorney to the extent desired throughout the settlement process;

     3. Employee does not release any rights or claims that may arise after the effective date of this Agreement;

     4. Employee has been given (21) days to consider this Agreement from the date of signing (although he may choose to voluntarily execute this Agreement earlier); (a) employee has seven (7) days following his execution of this Agreement to revoke the Agreement; and (b) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by the employee and the Company.

3. Releasor acknowledges and agrees that effective September 7, 2003, he is no longer authorized to act on behalf of the Company and is not authorized to incur any expenses, obligations or liabilities on behalf of the Company.

4. It is understood and agreed by the Releasor and the Releasees that, as additional consideration for this Agreement, the proprietary and confidential information regarding the Company obtained by Releasor during his employment with the Company and the terms and conditions of this Agreement are strictly confidential and shall not be revealed to any one other than legal counsel representing the parties, tax preparers or tax consultants, or such other individuals or entities agreed to by the parties in writing, or by order of a court of competent jurisdiction. The parties to this Agreement further agree that these confidentiality provisions are significant and material provisions of this Agreement and are to be strictly adhered to and enforced. Employee will have 30 days from the signing of this agreement to submit any expenses occurred through September 30, 2004.

5. Releasor also agrees that for a period of six (6) months after the termination of his employment with Extended Systems Incorporated, he shall not induce or attempt to induce any employee, agent or consultant of Extended Systems Incorporated or any subsidiary to terminate his or her association with Extended Systems Incorporated or any affiliates. Extended Systems Incorporated and Releasor agree that the provisions of this paragraph contain restrictions that are not greater than necessary to protect the interests of Extended Systems Incorporated. In the event of the breach or threatened breach by Releasor of this paragraph, Extended Systems Incorporated, in addition to all other remedies available to it at law or in equity, will be entitled to seek injunctive relief and/or specific performance to enforce this paragraph. If any employee leaves the Company without being recruited by the Releasor, the Releasor will have the right to contact the employee to discuss employment.

6. It is understood and agreed by the Releasor that no promise, inducement or agreement not stated herein has been made to him or her and that this Agreement contains the entire agreement among the parties hereto, and that the terms of this Agreement are contractual and not mere recitals.

7. It is understood and agreed by the Releasor that this Agreement is entered into in the state of Idaho and shall be construed and interpreted in accordance with Idaho law.

8. Releasor also certifies that he does not have in his possession or control, and that he has not taken or will not take from the Company premises, any Company property. Company property includes, but is not limited to, products, tools, inventory, or proprietary data or copies thereof including engineering notebooks, patent applications, technical reports, or other documents which are not generally available to the public. Releasor will retain all confidential information in trust and confidence for Extended Systems Incorporated and will not disclose or discuss it with anyone or use it for personal gain. Releasor recognizes that these obligations continue beyond termination until the information becomes public or Extended Systems Incorporated grants written permission to use or disclose it. A party's Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the Releasor; (b) was in the receiving party's lawful possession prior to the disclosure and had not been obtained by the receiving party either directly or indirectly from the Releasor; (c) is lawfully disclosed to the receiving party by a third party without restriction on disclosure; or (d) is independently developed by the receiving party. Releasor shall not disclose the results of any benchmark tests or other evaluation to any third party without ESI's prior written approval.

9. Notwithstanding the foregoing release, the employee shall retain the following rights:

     (a) Rights to indemnification as an office or director pursuant to the articles of incorporation or code of regulations of the Company for lawful actions in the proper scope and course of employment:

     (b) Rights to payment under the Company's FYO4 salary can Commission Plan for FYQ1

     (c) Rights to Employee's account in the Company's 401(k) Plan in accordance with the terms of said plan as it may be amended from time to time.

10. The Employee and the Company mutually agree that neither will disparage the other, or any affiliate thereof, its products, services and business practices, or its current or former owners, directors, officers, employees, and agents at any time or in any manner in the future, nor shall either assist any other person, firm, or company in disparaging the Company or Employee. This non disparagement agreement also includes the right to a favorable job reference.

Releasor further acknowledges that all work he has done to this point has been turned over to the Company prior to the Termination Date.

NOTE: EMPLOYEE IS HEREBY ADVISED OF HIS/HER RIGHT TO RESCIND AND NULLIFY THIS RELEASE AND SETTLEMENT AGREEMENT, WHICH RIGHT MUST BE EXERCISED, IF AT ALL, WITHIN SEVEN (7) DAYS OF THE DATE OF EMPLOYEE'S SIGNATURE. EMPLOYEE MUST REVOKE THIS RELEASE BY LETTER TO RELEASEE WITHIN SEVEN (7) DAYS. NO CONSIDERATION SHALL BE CONVEYED UNTIL SUCH TIME PERIOD HAS EXPIRED.



/S/ DAVID L. WILLIS                       10/22/2004
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Employee/Releasor                         Date

EXTENDED SYSTEMS INCORPORATED

By /S/ CHARLES W. JEPSON                  10/20/2004
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   Title CEO and President                Date